Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

THE BANK OF NEW YORK	TO THE HOLDERS OF: Corporate Bond-Backed Certificates Series 1998-ADM-1 Class A-1 Certificates CUSIP NUMBER: 21987HAS4

In accordance with the Standard Terms, The Bank of New York, as trustee submits the following cash basis statement for the period ending :

		December 15, 2015
INTEREST ACCOUNT
Balance as of June 15, 2015		$0.00
Schedule Income received on securities		$340,344.00
Unscheduled Income received on securities		$0.00
Interest Received on sale of Securities		$0.00
LESS:
Distribution to Class A-1 Holders	$337,344.00
Trustee Fees	$2,250.00
Fees allocated for third party expenses	$750.00
Balance as of December 15, 2015	Subtotal	$0.00

PRINCIPAL ACCOUNT
Balance as of June 15, 2015		$0.00
Scheduled Principal payment received on securities		$1,945,338.00
Principal received on sale of securities		$0.00
LESS:
Distribution to Class A-1 Holders	$1,945,338.00
	Subtotal	$0.00
Balance as of December 15, 2015	Balance	$0.00

UNDERLYING SECURITIES HELD AS OF:          December 15, 2015

$65,775,000 6.95% Debentures

due 2097 issued by

Archer-Daniels-Midland Company

CUSIP NUMBER: 039483AP7